Exhibit 99.1

PJT Partners Inc. Reports Full Year and Fourth Quarter 2024 Results

Full Year Overview

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Record Revenues, Pretax Income and EPS
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Revenues of $1.49 billion, an increase of 29% from a year ago
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GAAP Pretax Income of $271 million and Adjusted Pretax Income of $278 million, both increased 52% from a year ago
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GAAP Diluted EPS of $4.92 and Adjusted EPS of $5.02, increases of 58% and 54%, respectively, from a year ago

Fourth Quarter Overview

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Record Quarter Revenues of $477 million, an increase of 45% from a year ago
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GAAP Pretax Income of $103 million and Adjusted Pretax Income of $107 million, increases of 99% and 102%, respectively, from a year ago
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GAAP Diluted EPS of $1.83 and Adjusted EPS of $1.90, increases of 110% and 98%, respectively, from a year ago

Headcount, Capital Management and Balance Sheet

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As of December 31, 2024, firm-wide headcount of 1,143, an increase of 13% from a year ago
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Repurchased 3.1 million share and share equivalents through December 31, 2024, with record open market repurchases of 2.2 million shares
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Record cash, cash equivalents and short-term investments of $547 million at year-end and no funded debt

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our firm delivered record setting full year 2024 results with record performance in all our businesses. We remain focused on further expanding our firmwide capabilities as we continue to provide clients with differentiated advice and differentiated outcomes. As before, we remain highly confident in our future growth prospects.”

New York, February 4, 2025: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the full year and quarter ended December 31, 2024.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three months and year ended December 31, 2024 and 2023:

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
	(Dollars in Millions)
Revenues
Advisory Fees	$434.5	$290.6	49%	$1,314.0	$1,026.6	28%
Placement Fees	32.4	28.3	14%	146.3	102.6	43%
Interest Income & Other	10.4	9.6	8%	32.9	23.9	38%
Total Revenues	$477.3	$328.6	45%	$1,493.2	$1,153.2	29%

Year Ended

The increase in Advisory Revenues was due to increases in strategic advisory, restructuring and private capital solutions revenues.

The increase in Placement Revenues was due to an increase in fund placement revenues.

The increase in Interest Income & Other was principally due to higher interest income as a result of higher average cash, cash equivalents and short-term investments balances.

Three Months Ended

The increase in Advisory Revenues was principally due to an increase in strategic advisory revenues.

The increase in Placement Revenues was principally due to an increase in fund placement revenues.

Expenses

The following tables set forth information relating to the Company’s expenses for the three months and year ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024		2023
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$1,032.1	$1,030.0	$805.4	$805.4
% of Revenues	69.1%	69.0%	69.8%	69.8%
Non-Compensation	$190.5	$184.9	$170.2	$165.1
% of Revenues	12.8%	12.4%	14.8%	14.3%
Total Expenses	$1,222.6	$1,214.8	$975.6	$970.5
% of Revenues	81.9%	81.4%	84.6%	84.2%
Pretax Income	$270.6	$278.3	$177.6	$182.7
% of Revenues	18.1%	18.6%	15.4%	15.8%

	Three Months Ended December 31,
	2024		2023
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$326.0	$323.9	$232.3	$232.3
% of Revenues	68.3%	67.9%	70.7%	70.7%
Non-Compensation	$48.4	$46.6	$44.6	$43.3
% of Revenues	10.1%	9.8%	13.6%	13.2%
Total Expenses	$374.4	$370.5	$276.9	$275.6
% of Revenues	78.4%	77.6%	84.3%	83.9%
Pretax Income	$102.9	$106.8	$51.7	$53.0
% of Revenues	21.6%	22.4%	15.7%	16.1%

Compensation and Benefits Expense

Year Ended

GAAP Compensation and Benefits Expense was $1.03 billion compared with $805 million in the prior year. Adjusted Compensation and Benefits Expense was $1.03 billion compared with $805 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with the prior year period, partially offset by a lower accrual rate.

Three Months Ended

GAAP Compensation and Benefits Expense was $326 million for the current quarter compared with $232 million in the prior year. Adjusted Compensation and Benefits Expense was $324 million compared with $232 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with the prior year period, partially offset by a lower accrual rate.

Non-Compensation Expense

Year Ended

GAAP Non-Compensation Expense was $191 million compared with $170 million in the prior year. Adjusted Non-Compensation Expense was $185 million compared with $165 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related, Travel and Related, and Communications and Information Services. Occupancy and Related increased principally due to the expansion and lease term extension for our New York headquarters in the fourth quarter of 2023 and further expansion of our London office in the third quarter of 2024. Travel and Related increased due to increased levels of business travel. Communications and Information Services increased principally due to investments in technology infrastructure.

Three Months Ended

GAAP Non-Compensation Expense was $48 million for the current quarter compared with $45 million in the prior year. Adjusted Non-Compensation Expense was $47 million for the current quarter compared with $43 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related, Travel and Related, and Professional Fees, partially offset by a decrease in Other Expenses. Occupancy and Related increased principally due to the expansion and lease term extension for our New York headquarters in the fourth quarter of 2023 and further expansion of our London office in the third quarter of 2024. Travel and Related increased due to increased levels of business travel. Professional Fees increased principally due to higher senior advisor expenses. Other Expenses decreased principally due to lower bad debt expense.

Provision for Taxes

As of December 31, 2024, the Company owned 60.3% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended December 31, 2024 and 2023 was 11.6% and 12.0%, respectively. The effective tax rate for GAAP Net Income for the years ended December 31, 2024 and 2023 was 11.9% and 18.0%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding Partnership Units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the years ended December 31, 2024 and 2023 was 20.6% and 25.3%, respectively.

Capital Management and Balance Sheet

As of December 31, 2024, the Company held cash, cash equivalents and short-term investments of $547 million and had no funded debt.

During the year ended December 31, 2024, the Company repurchased 2.2 million shares of Class A common stock in the open market, exchanged 542 thousand Partnership Units for cash and net share settled 339 thousand shares of Class A common stock to satisfy employee tax obligations. During the fourth quarter 2024, the Company repurchased 319 thousand shares of Class A common stock in the open market, exchanged 125 thousand Partnership Units for cash and net share settled 45 thousand shares of Class A common stock to satisfy employee tax obligations.

In total during the year ended December 31, 2024, the Company repurchased 3.1 million share and share equivalents at an average price of $109.14 per share. During the fourth quarter 2024, the Company repurchased 489 thousand share and share equivalents at an average price of $149.28 per share.

As of December 31, 2024, the Company's remaining repurchase authorization was $278 million.

The Company intends to repurchase 324 thousand Partnership Units for cash on February 11, 2025 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on February 6, 2025.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on March 19, 2025 to Class A common stockholders of record as of March 5, 2025.

Quarterly Investor Call Details

PJT Partners will host a conference call on February 4, 2025 at 8:30 a.m. ET to discuss its full year and fourth quarter 2024 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 245-3047 (U.S. domestic) or +1 (203) 518-9765 (international), passcode PJTP4Q24. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote environments; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and

(2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, new or changes to existing tariffs, elevated interest rates and geopolitical and military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent additional performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); Adjusted Compensation and Benefits Expense and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition-related compensation expense; (b) acquisition-related intangible asset amortization; and (c) the net change to the amount the Company has agreed to pay Blackstone Inc. ("Blackstone") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for acquisition-related compensation expense and amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Advisory Fees	$434,453	$290,633	$1,314,003	$1,026,646
Placement Fees	32,432	28,338	146,258	102,611
Interest Income and Other	10,396	9,583	32,916	23,925
Total Revenues	477,281	328,554	1,493,177	1,153,182
Expenses
Compensation and Benefits	326,022	232,271	1,032,070	805,385
Occupancy and Related	13,466	10,721	50,695	40,420
Travel and Related	10,533	8,727	37,003	31,190
Professional Fees	9,607	7,856	37,619	36,581
Communications and Information Services	5,087	4,840	20,050	17,157
Depreciation and Amortization	3,205	3,460	12,799	14,047
Other Expenses	6,481	8,986	32,372	30,793
Total Expenses	374,401	276,861	1,222,608	975,573
Income Before Provision for Taxes	102,880	51,693	270,569	177,609
Provision for Taxes	11,883	6,202	32,096	31,927
Net Income	90,997	45,491	238,473	145,682
Net Income Attributable to Non-Controlling Interests	39,693	20,579	104,080	63,883
Net Income Attributable to PJT Partners Inc.	$51,304	$24,912	$134,393	$81,799
Net Income Per Share of Class A Common Stock
Basic	$2.02	$0.98	$5.28	$3.24
Diluted	$1.83	$0.87	$4.92	$3.12
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,401,719	25,362,576	25,454,445	25,255,327
Diluted	44,948,361	43,472,884	44,105,131	41,882,034

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP Net Income	$90,997	$45,491	$238,473	$145,682
Less: GAAP Provision for Taxes	11,883	6,202	32,096	31,927
GAAP Pretax Income	102,880	51,693	270,569	177,609

Adjustments to GAAP Pretax Income
Acquisition-Related Compensation Expense(1)	2,103	—	2,103	—
Amortization of Intangible Assets(2)	1,437	1,230	5,127	4,920
Spin-Off-Related Payable Due to Blackstone(3)	346	36	543	136
Adjusted Pretax Income	106,766	52,959	278,342	182,665
Adjusted Taxes(4)	12,765	6,700	33,708	32,768
Adjusted Net Income	94,001	46,259	244,634	149,897

If-Converted Adjustments
Less: Adjusted Taxes(4)	(12,765)	(6,700)	(33,708)	(32,768)
Add: If-Converted Taxes(5)	21,208	11,666	57,239	46,297
Adjusted Net Income, If-Converted	$85,558	$41,293	$221,103	$136,368

GAAP Net Income Per Share of Class A Common Stock
Basic	$2.02	$0.98	$5.28	$3.24
Diluted	$1.83	$0.87	$4.92	$3.12
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,401,719	25,362,576	25,454,445	25,255,327
Diluted	44,948,361	43,472,884	44,105,131	41,882,034

Adjusted Net Income, If-Converted Per Share	$1.90	$0.96	$5.02	$3.27
Weighted-Average Shares Outstanding, If-Converted	44,948,160	42,943,082	44,051,384	41,749,633

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP Compensation and Benefits Expense	$326,022	$232,271	$1,032,070	$805,385
Acquisition-Related Compensation Expense(1)	(2,103)	—	(2,103)	—
Adjusted Compensation and Benefits Expense	$323,919	$232,271	$1,029,967	$805,385

Non-Compensation Expenses
Occupancy and Related	$13,466	$10,721	$50,695	$40,420
Travel and Related	10,533	8,727	37,003	31,190
Professional Fees	9,607	7,856	37,619	36,581
Communications and Information Services	5,087	4,840	20,050	17,157
Depreciation and Amortization	3,205	3,460	12,799	14,047
Other Expenses	6,481	8,986	32,372	30,793
GAAP Non-Compensation Expense	48,379	44,590	190,538	170,188
Amortization of Intangible Assets(2)	(1,437)	(1,230)	(5,127)	(4,920)
Spin-Off-Related Payable Due to Blackstone(3)	(346)	(36)	(543)	(136)
Adjusted Non-Compensation Expense	$46,596	$43,324	$184,868	$165,132

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three months and year ended December 31, 2024 and 2023 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units (excluding Partnership Units that have yet to satisfy certain market conditions) and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,401,719	25,362,576	25,454,445	25,255,327
Dilutive Impact of Unvested RSUs(6)	3,808,660	2,614,537	2,979,117	1,711,829
Dilutive Impact of Partnership Units(7)	15,737,982	15,495,771	15,671,569	14,914,878
Diluted Shares Outstanding, GAAP	44,948,361	43,472,884	44,105,131	41,882,034

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,401,719	25,362,576	25,454,445	25,255,327
Unvested RSUs(6)	3,808,660	2,614,537	2,979,117	1,711,829
Partnership Units(8)	15,737,781	14,965,969	15,617,822	14,782,477
If-Converted Shares Outstanding	44,948,160	42,943,082	44,051,384	41,749,633

	As of December 31,
	2024	2023
Fully-Diluted Shares Outstanding(9)	46,675,815	46,046,461

As of December 31, 2024, in relation to awards granted containing both service and market conditions, the Company had achieved a dividend adjusted 20-day volume-weighted average share price of the Company's Class A common stock in excess of the final $130 market condition. Cumulatively, 2.5 million share equivalents were included in the Company's fully-diluted share count, of which 1.0 million had satisfied both service and market conditions, with the remaining 1.5 million vesting pursuant to ongoing service conditions.

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income acquisition-related compensation expense for equity-based awards granted in connection with the acquisition of deNovo Partners on October 1, 2024.
(2)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015, the acquisition of CamberView on October 1, 2018, and the acquisition of deNovo Partners on October 1, 2024.
(3)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(4)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(5)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for acquisition-related compensation expense and amortization expense.
(6)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(7)
Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and the dilutive impact of Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(8)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved.
(9)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.